Exhibit 10.18.1

March 17, 2006

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

2006 AMENDMENT No. 1

To the Patent License for Displays and Display Illumination

Dated October 16, 2001 (the “Agreement”)

Background

Cambridge Display Technology, Limited, and Cambridge Display Technology, Inc. are either the licensing entity, controlling entity of such licensing entity, or the affiliate and Subsidiary thereof, and as such are the owner, joint owner, or sub-licensor of the Patents subject to the above referenced Agreement (collectively referred to herein as “CDT” or “Licensor”) and

E.I. du Pont de Nemours and Company (hereinafter referred to as “Licensee” of the above referenced Agreement) and Uniax Corp., now known as DuPont Displays, Inc., (a wholly owned Subsidiary of Licensee, collectively with Licensee referred to hereinafter as “DuPont”), executed the Agreement on October 16, 2001;

In the time that has passed since executing the Agreement, CDT and DuPont have continued to develop the technology relating to LEP Devices and Finished Products;

CDT and DuPont have determined that certain aspects of the Agreement do not meet the current commercial conditions relating to continued development of technology relating to LEP Devices and Finished Products; and

Consequently, CDT and DuPont have determined that amendments to the Agreement would address certain of their respective concerns, and in exchange for the mutual promises and consideration as recited herein, CDT and DuPont hereby mutually agree to amend the Agreement as set forth below and in the attached Exhibits hereto.

Amendments To The Agreement

It is agreed as follows:

This 2006 Amendment No. 1 shall be effective on date of the last signature of the parties signing this 2006 Amendment No. 1, (the “Effective Date of the 2006 Amendment No. 1”). All capitalized terms shall have the meaning set forth in the Agreement unless otherwise amended below.

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1.	Under Clause 1: Definitions and Interpretation.

Unless otherwise defined below, the definitions of the Agreement are incorporated by reference.

Under “Have-Made Partner”, add the following words at the end of the existing definition:

—provided that such entity shall not be authorized to act as a distributor and in particular shall not be authorized to market, supply, sell or offer to supply or sell such Covered LEP Devices or Covered Finished Products otherwise than directly to the Licensee (or CDT, depending upon the context) and/or Member(s) of the Licensee’s Group (or CDT’s Group, depending upon the context).—

Under “LEP Device” add the following words at the end of the existing definition:

—and shall include back lights for use in such electronic display devices.—

Under “Licensee’s Group” add new Clause (c) as follows:

— (c) an entity to which Licensee directly or indirectly owns at least 50% of the voting securities on the date Licensee executes a sublicense to such entity and provided that the Licensee exercises effective working control over such entity; and a single entity to be nominated in writing by Licensee which Licensee directly or indirectly owns at least 40% of the voting securities on the date Licensee executes a sublicense to such entity. —

Under “More Favourable License” add the following phrase at the end of definition prior to the last period (“.”)

— , as set forth in Clauses 2.10-2.12, as amended. —

Under “Relevant Rate” Clauses a) and b) shall be replaced with the following language for Covered Cell and Covered Active Matrix Module:

— a) Covered Cell “***”

If at any time DuPont reasonably considers that the manufacturing costs (in accordance with US GAAP) of a Covered Cell are greater than “***” of the total manufacturing cost of the Covered Active Matrix Module, it shall notify CDT in writing providing such information as CDT may reasonably require to verify such manufacturing costs. In the absence of agreement, the actual manufacturing costs shall be determined by an expert who in the absence of agreement shall be appointed by the President of the Institute of Chartered Accountants, who shall sign an appropriate confidentiality agreement with DuPont. Where the expert

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determines that the manufacturing costs are within “***” of the figure provided by Dupont, the costs of the expert shall be paid for by CDT. Where the expert determines that the manufacturing costs are not within “***” of the figure provided by Dupont, the costs of the expert shall be paid for by DuPont. Upon the agreement of the parties or the determination of the expert that the manufacturing costs of a Covered Cell are greater than “***” of the total manufacturing cost of the Covered Active Matrix Module the royalty for a Covered Cell shall be reduced to:

{Manufacturing costs of a Covered Active Matrix Module divided by Manufacturing costs of a Covered Cell} multiplied by “***”

Provided always that the royalty shall never be less than “***”, unless reduced pursuant to Licensee’s More Favourable License rights.

b) A Covered Active Matrix Module — “***”—

Under “Relevant Technology” Under Clause (1)) delete the last “; and” located at the end of the paragraph and insert a period (“.”) . Then, delete all of Clause (2)(b) .

Amend Schedule 2 to add additional patents, U.S. Patent Nos. 5,895,717 and 5,682,043.

Add New Definitions as follows:

More Favourable Running Royalty	Means a running royalty rate which is less than the running royalty rate applying to this Agreement (namely the Relevant Rate).

More Favourable Minimum Royalty	Means a minimum royalty calculated on an annual basis which is less than the minimum royalty applying to this Agreement (namely the Minimum Royalty).

Relevant Licence	Means any agreement between CDT and any Third Party:

	1.	granting such Third Party any license to any of the Patents (CDT’s Patents) for the exploitation of

		a.	any LEP Device; or

		b.	any other display device or device for display illumination which in either case incorporates light emitting polymer (including, but not limited to, LEP Material); and

	2.	which includes such devices where the pixels are driven by individual switching elements or a thin film transistor.

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Comparable Licence	Means a Relevant Licence which includes the right to manufacture or sell products (regardless of whether such products are a Covered LEP Device) in at least one country selected from the group consisting of any country that is a member of the European Union, Japan, China, South Korea and Taiwan.

Cross Licence	Means a Relevant Licence (including a Comparable Licence) under which the Third Party grants back to CDT a license, with sub licensing rights, in respect of any Intellectual Property belonging to or within the control of such Third Party, and wherein such Third Party Intellectual Property is a substantial portfolio. A substantial portfolio is determined in view of its actual commercial and technical significance to the practice of polymer OLED active matrix devices

2.	Under Clause 2: CDT License Grant

Amend Clause 2.1(b), line 2, change the word “two” to – four –.

3.	Under Clauses 2.10-2.15

Delete current Clause 2.10 – insert new Clauses 2.10-2.12 as set forth below:

2.10.	If CDT (or Member of CDT’s Group) enters into a Relevant Licence containing a More Favorable Running Royalty, it shall offer such More Favorable Running Royalty to the Licensee (DuPont) on the terms set out below.

(a).	the More Favorable Running Royalty shall take effect from the day when the More Favorable Running Royalty is binding upon CDT (or Member of CDT’s Group) and the Third Party (if necessary retrospectively);

(b).	the More Favorable Running Royalty offered under this Clause 2.10 shall be subject to the Licensee (DuPont) undertaking any additional or different terms and conditions as are undertaken by the Third Party which are applicable to the More Favorable Running Royalty (the “Assumed Terms and Conditions”) to the extent such terms and conditions fall into the following categories:

i	fixed annual royalty (as opposed to minimum royalties or Minimum Royalty) obligations in addition to the More Favorable Running Royalty; and

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ii	sales volume(s) at which a different royalty rate prevails;

(c).	if the Relevant License is a Cross Licence which contains a More Favorable Running Royalty, then in discharge of its obligation under this Clause 2.10, CDT may in its absolute discretion either:

i	grant Licensee (DuPont) a royalty-free license to such Intellectual Property rights owned or controlled by such Third Party (such licence being consistent with the scope of rights granted to CDT under such Cross Licence); or

ii	give Licensee (DuPont) the More Favourable Running Royalty; and

(d).	Licensee (DuPont) may in its sole discretion either accept or decline the offer of a More Favorable Running Royalty as set forth above in this Clause 2.10.

2.11.	If CDT (or Member of CDT’s Group) enters into a Comparable Licence containing a More Favorable Minimum Royalty, it shall offer such More Favorable Minimum Royalty to the Licensee (DuPont) on the terms set out below.

(a).	the More Favorable Minimum Royalty shall take effect on the day when the More Favorable Minimum Royalty is binding upon CDT (or Member of CDT’s Group) and the Third Party;

(b).	the More Favorable Minimum Royalty offered under this Clause 2.11 shall be subject to the Licensee (DuPont) undertaking any additional or different terms and conditions as are undertaken by the Third Party in respect of the More Favorable Minimum Royalty (the “Assumed Terms and Conditions”), to the extent such terms and conditions fall into the following categories:

i	annual payment obligations in addition to the More Favorable Running Royalty; and

ii	sales volume as which a different royalty rate prevails;

(c).	if the Comparable License is a Cross Licence which contains a More Favorable Minimum Royalty, then in discharge of its obligation under this Clause 2.10, CDT may in its absolute discretion either:

i	grant Licensee (DuPont) a royalty-free license to such Intellectual Property rights owned or controlled by such Third Party (such licence being consistent with the scope of rights granted to CDT under such Cross Licence); or

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ii	give Licensee (DuPont) the More Favourable Minimum Royalty;

(d).	Licensee (DuPont) may in its sole discretion either accept or decline the offer of a More Favorable Minimum Royalty as set forth above in this Clause 2.11.

2.12.	The Parties agree to the following process in respect of any issues arising concerning the applicability of Clause 2.10 and 2.12, herein:

(a).	If at any time, after the date of this 2006 Amendment to the Agreement, CDT enters into any agreement with any Third Party giving such Third Party the right to exploit any display device or device for display illumination which in either case incorporates light emitting polymer (including, but not limited to LEP Material), then unless CDT is bound by a duty of confidentiality in relation to such Third Party-agreement, CDT will notify Licensee (DuPont) within thirty (30) days of the execution of such Third Party-agreement and shall supply Licensee (DuPont) with a complete copy of thereof and a complete copy of other agreements with such respective Third Party(ies) that may have been negotiated or executed around the same time as the Third Party-agreement and are linked thereto, including, but not limited, to any material supply agreements, services contracts, credits, loans, rebates, forgiveness of loans, or side letters, with such Third Party;

(b).	Where CDT is under a duty of confidentiality in relation to such agreement referred to in Clause 2.12 (a) above, CDT shall within thirty (30) days of the execution of such agreement with a Third Party notify Licensee (DuPont) that an agreement giving such Third Party the right to exploit any display device or device for display illumination which in either case incorporates light emitting polymer (including, but not limited to LEP Material) has been entered into without disclosing either (1) the identity of the Third Party (unless this is otherwise disclosed by CDT’s in any required disclosures by any public securities exchange (e.g., NASDAQ) or any government agency regulating corporate securities (e.g., the U.S. Security Exchange Commission) filings or (2) the terms of the Third Party-agreement(s) to Licensee (DuPont);

(c).	Within fourteen (14) days or as soon as reasonably practicable thereafter, Licensee (DuPont) shall supply CDT with the name, address and contact details of external counsel (External Counsel) retained on behalf of Licensee (DuPont) for the purposes set out below;

(d).	As soon as reasonably practicable, no later than thirty (30) days following the supply by Licensee (DuPont) of the contact details of External Counsel (which shall be and remain Licensee’s (DuPont’s) counsel), CDT shall supply a complete copy of the full set of agreements (including linked agreements) relating to the transaction(s) of the Third Party-agreement referred to in Clause 2.12 (a), above to External Counsel PROVIDED that such External Counsel shall have executed a commercially reasonable confidentiality agreement which is reasonably satisfactory

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to CDT and which is not unreasonably burdensome to External Counsel, which shall, amongst other matters, require the External Counsel to confine his communications to Licensee (DuPont) concerning the contents of the Third Party-agreement solely to a statement as to whether or not the Third Party-agreement under review is a Relevant Licence and if so, whether the Third Party-agreement is a Comparable Licence and/or a Cross Licence, and in each case whether the Third Party-agreement contains a More Favorable Royalty and/or a More Favorable Minimum Royalty without giving reasons. If External Counsel determines that the Third Party-agreement is a Relevant Licence, Cross Licence, or Comparable Licence, External Counsel may communicate the terms and conditions which Licencee (DuPont) will be asked by CDT to assume (namely, the Most Favourable Running Royalty, Most Favourable Minimum Royalty, and/or any Assumed Terms and Conditions) as well as External Counsel’s opinion as to what any Assumed Terms and Conditions should be.

Any and all analyses of External Counsel pursuant to this Clause 2.12(d) and any and all communications between External Counsel and Licensee (DuPont) shall be considered the attorney work product of Licensee’s (DuPont’s) attorney and/or otherwise protected from disclosure to either CDT, the arbitrator, or any other Third Party in view of Licensee’s (DuPont’s) attorney-client privilege.

Nothing in this Clause 2.12(d) or this 2006 Amendment to the Agreement, shall limit or be construed to limit Licensee’s (DuPont’s) ability to communicate information to the External Counsel or answer questions posed to Licensee (DuPont) by External Counsel so as to aid External Counsel in reaching its statement as to whether or not any Third Party-agreement under review is a Relevant Licence, Comparable Licence, and/or Cross Licence, and in each case, whether the Third Party-agreement contains a More Favorable Royalty and/or a More Favorable Minimum Royalty and the Assumed Terms and Conditions;

(e).	CDT shall reimburse Licensee (DuPont) of all of the reasonable fees and expenses of External Counsel retained by Licensee (DuPont) pursuant to Clause 2.12 (d) above up to a maximum of “***” in respect of each Third Party-agreement so referred irrespective of the number of any additional agreements supplied with such Third Party-agreement pursuant to Clause 2.12 (d) above.

CDT shall remit such payment to Licensee (DuPont) within thirty (30) days of receipt of an invoice from DuPont. If payment is not received by Licensee (DuPont) within thirty (30) days, Licensee (DuPont), in addition to any other remedies, may offset the amount of any un-paid Clause 2.12(e) invoices against any other fees or payments due to CDT by either Licensee (DuPont) or any of its Subsidiaries. CDT may not audit such invoices beyond information relating to the hourly rate of the External Counsel and the total time spent on such Clause 2.12(d) review. Nothing in Clause 2.12 shall be deemed a waiver of Licensee’s (DuPont’s) attorney-client privilege as to any communication with External Counsel or other counsel and nothing shall be construed to permit CDT, arbitrator, or any other Third Party to have access to any of attorney work product of External Counsel (including all Clause 2.12(d) statements made to Licensee (DuPont) or other Licensee (DuPont) counsel);

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(f).	If at any time Licensee (DuPont) has reasonable grounds to believe that CDT has entered into a Relevant Licence having a More Favorable Running Royalty or a Comparable Licence having a More Favorable Minimum Royalty, Licensee (DuPont) shall promptly notify CDT in writing of such belief stating the basis for such belief;

(g).	Upon receipt of the Clause 2.12(f) notice, the Parties agree to promptly enter into a good faith negotiations (to include the utilization of procedures for DuPont’s use of External Counsel as set forth in Clause 2.12(c) – (e) above) to determine whether CDT has entered into a Relevant Licence that contains a More Favorable Running Royalty or a Comparable Licence that contains a More Favorable Minimum Royalty and if so, any of the Assumed Terms and Conditions applicable;

(h).	Such negotiations pursuant to Clause 2.12 (g) shall take place for not more than ninety (90) days after receipt by CDT of the relevant Clause 2.12(f) notice(s);

(i).	If no agreement is reached by the Parties within the ninety (90) days specified under Clause 2.12(h) above, either Party may refer the issue to senior management for review. If so desired by either Party, the referring Party shall send written notice to the other Party requesting this Clause 2.12(i) senior management review, whereupon each Party shall appoint their own respective employee for the senior management review (such employee being an employee other than the one previously handling the issue for such respective Party) to meet with the appointed employee of the other Party, respectively, and such appointed employees shall use reasonable endeavours to resolve the dispute in good faith;

(j).	If no agreement is reached by the Parties under Clauses 2.12(i), above, within forty five (45) days after the notice requesting senior management review is sent by one Party to the other Party, either Party may refer the remaining dispute to be resolved by arbitration in accordance with the rules of the American Arbitration Association (“AAA”) using one arbitrator agreed to by the Parties. The location for any and all arbitration hearings shall be New York, New York or as otherwise agreed to by the Parties. If the Parties cannot agree on an arbitrator, the Parties agree to accept an arbitrator selected by the AAA. The Parties shall pay their own respective costs and fees of any arbitration. The Parties shall share the costs and fees of the arbitrator equally. Unless other arrangements are agreed to by the Parties and the arbitrator, or as may required by the AAA rules, each Party shall pay its share of the arbitration costs and fees within thirty (30) days of receipt of any invoices from the AAA, the arbitrator, or appropriate entity, as the case may be, respectively. The Parties shall use reasonable efforts to reach an arbitral award no later than ninety (90) days after the selection/appointment of the arbitrator;

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(k).	Nothing in this Clause 2.12 shall oblige CDT to breach obligations of confidentiality owed to Third Parties or to seek waivers of such obligations PROVIDED that such CDT obligations to Third Parties do not prohibit CDT from meeting its obligations to Licensee (DuPont) as agreed to in Clauses 2.12(a)-(n);

(l)	Notwithstanding any of the above procedures and time period obligations, any dispute relating to any of Licensee’s (DuPont’s) rights as set forth in these Clauses 2.10 -2.12, if not resolved by the Parties after one-hundred seventy five (175) days measured from the date of Clause 2.12(f) notice sent by Licensee (DuPont), Licensee (DuPont) may seek resolution of any remaining dispute via arbitration. Such arbitration shall be in accordance with the rules of the AAA using one arbitrator agreed to by the Parties. The location for any and all arbitration hearings shall be New York, New York at a location designated by the arbitrator, or as otherwise agreed to by the Parties. If the Parties cannot agree on an arbitrator, the Parties agree to accept an arbitrator selected by the AAA. The Parties shall pay their own respective costs and fees of any arbitration. The Parties shall share the costs and fees of the arbitrator equally. Unless other arrangements are agreed to by the Parties and the arbitrator, or as may required by the AAA rules, each Party shall pay its share of the arbitration costs and fees within thirty (30) days of receipt of any invoices from the AAA, the arbitrator, or appropriate entity, as the case may be, respectively. The Parties shall use reasonable efforts to reach an arbitral award no later than ninety (90) days after the selection/appointment of the arbitrator;

(m)	Notwithstanding Clauses 2.12(j) and (l), any dispute between the External Counsel and CDT regarding the commercial reasonableness of or whether there are unreasonable burdens placed on External Counsel pursuant to any confidentiality agreement proposed by CDT (as anticipated by Clause 2.12(d) above) or the completeness of the documents provided to External Counsel by CDT, may be referred to arbitration by Licensee (DuPont) no sooner than sixty (60) days after External Counsel’s receipt of the first proposed confidentiality agreement from CDT. Such arbitration shall be in accordance with the rules of the AAA using one arbitrator agreed to by the Parties. The location for any and all arbitration hearings shall be New York, New York at a location designated by the arbitrator, or as otherwise agreed to by the Parties. If the Parties cannot agree on an arbitrator, the Parties agree to accept an arbitrator selected by the AAA. The Parties shall pay their own respective costs and fees of any arbitration. The Parties shall share the costs and fees of the arbitrator equally. Unless other arrangements are agreed to by the Parties and the arbitrator, or as may required by the AAA rules, each Party shall pay its share of the arbitration costs and fees within thirty (30) days of receipt of any invoices from the AAA, the arbitrator, or appropriate entity, as the case may be, respectively. The Parties shall use reasonable efforts to reach an arbitral award no later than ninety (90) days after the selection/appointment of the arbitrator; and

(n)	All arbitral awards shall be deemed final and each Party waives the right to appeal the arbitral award to the extent permitted by applicable laws, with the exception that any manifest error or default of the arbitrator may be appealed by either Party to the appropriate court of competent jurisdiction. Each Party consents to the jurisdiction of the particular courts as appropriate for enforcement of the arbitral award.

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                    end of new Clause 2.12

Renumber original Agreement Clauses 2.12 to 2.15, to become renumbered Clauses 2.13 to 2.16, respectively.

4.	Under Clause 4: Intellectual Property and Proceedings.

Under Clause 4.1, first paragraph, line 2, and insert after “Relevant Technology” the following phrase:

— , subject to the requirements of Clause 4.1(c) below, —

Add new Clause 4.1 (c) as follows:

— (c) As a condition of the license granted under Clause 4, CDT, its Subsidiaries, and Members of CDT’s Group, hereby agree to be bound the terms and conditions attached here to as Exhibit A. With respect to CDT’s rights under the Relevant Technology listed in Schedule 2 of the Agreement all terms and conditions of the Agreement, the 2006 Amendment No. 1, and its Exhibit A shall govern CDT’s rights thereto.

To the extent any term or condition of the Agreement or the 2006 Amendment No. 1 renders any term and condition of Exhibit A impossible to perform, the terms and conditions of Exhibit A shall govern, control, or otherwise determine CDT’s rights, privileges, obligations, and performance related to CDT’s and Members of CDT’s Group’s exercise of the Clause 4 license granted under the DuPont / Uniax Reference 001 listed in Schedule 2 of the Agreement, and CDT and Members of CDT’s Group shall comply with the requirements and obligations as set forth in Exhibit A. –

5. Notwithstanding any paragraph to the contrary in the Agreement, (i) *** as required by DDI’s agreements *** and as required by the *** (including, but not limited to, to the *** and its accountant ability to inspect this Agreement, records relating thereto, etc.) or Licensee’s Group who are similarly bound to treat this as confidential, or (ii) either Party may disclose, without the other Party’s consent, the Agreement and amendments thereto to any Third Party advisors, investors, acquirers or prospective investors or acquirers who are similarly bound to treat the Agreement (and amendments thereto) as confidential under similar terms and conditions as provided by the Agreement.

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6. CDT reserves the right to terminate its sublicense to the Regents Patents without terminating its licensed rights to the other patent and patent applications listed in Relevant Technology.

7. CDT hereby waives its entitlement to the accumulative sum of “***” in respect of any payments due during the duration of the Agreement as may become due on or after January 1, 2006 under Clauses 3.1 - 3.14 of the Agreement, including, but not limited to, the running royalties due on Covered LEP Devices and the Minimum Royalty calculated on October 16, 2006, (as may be due by any activities of DuPont, its Have Made Partners, DuPont Subsidiaries, or Members of Licensee’s Group); PROVIDED that such waiver shall cease to apply to any unused portion of the “***” as of the effective date of any assignment pursuant to Clause 12.2 of the Agreement.

8. DuPont hereby provides *** pursuant to original Clause *** of the Agreement (renumbered in view of this 2006 Amendment No. 1 as Clause ***), in relation to the arrangements that CDT has entered into with Sumitomo Chemical Company Limited for the formation of Sumation Company Limited as described in CDT’s filings with the U.S. Securities and Exchange Commission in November 2005. DuPont explicitly ***.

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OTHER TERMS AND CONDITIONS OF THE 2006 AMENDMENT

Unless otherwise explicitly stated in this 2006 Amendment No. 1, terms and conditions of the 2006 Amendment No. 1 shall be applicable to prospective activities of the Parties taken after the Effective Date of the 2006 Amendment No. 1.

IN WITNESS WHEREOF, the CDT and DuPont have executed this 2006 Amendment No. 1 to the Agreement, in duplicate originals, and by their respective duly authorized officers, as signed below.

For:

CAMBRIDGE DISPLAY TECHNOLOGY LTD.		CAMBRIDGE DISPLAYS TECHNOLOGY, INC.

	/s/ S. Chandler	/s/ David Fyfe
Name:	Stephen Chandler	David Fyfe
Title:	Vice President, Legal and IP	Chief Executive Officer

Date: 27/MAR/06		3/27/06

Witness:

	/s/ A. Fields	/s/ Thomas M. Clayton Witness
Name:	Andrew Fields	Thomas M. Clayton

E.I. DU PONT DE NEMOURS AND COMPANY and DUPONT DISPLAYS, INC.

/s/ Craig B. Naylor
Name:	Craig Naylor
Title:	Group Vice President, Electronic and Communications Technologies and Agent for DuPont Displays, Inc.

Date: 3/22/06

Witness:

/s/ Elizabeth L Ciccone 3-22-06
Name:	Elizabeth L. Ciccone

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